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                                                                     Exhibit 5.1

                             DECHERT PRICE & RHOADS
                   4000 Bell Atlantic Tower, 1717 Arch Street
                             Philadelphia, PA 19103


                                December 10, 1997

Spectra-Physics Lasers, Inc.
1335 Terra Bella Avenue
Mountain View, CA 94043

               Re: 2,760,000 Shares of Common Stock, as described in the Registration Statement on Form S-1
                      (Registration No. 333-38329)

Gentlemen and Ladies:

               We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,760,000 shares of your Common Stock, par value $.01 per share (the "Shares") pursuant to the above-referenced registration statement (the "Registration Statement"). The Shares are to be sold pursuant to an underwriting agreement, (the "Underwriting Agreement"), among Spectra-Physics Lasers, Inc. (the "Company") and NationsBanc Montgomery Securities, Inc. and Cowen & Company as representatives of the several underwriters (the "Underwriters"), the form of which is included as
Exhibit 1.1 to the Registration Statement.

               We have participated in the preparation of the Registration Statement and have reviewed the proposed form of the Underwriting Agreement, and we have examined such corporate records and documents, certificates of officers and matters of law as we have considered appropriate to enable us to give this opinion.

               Based upon the foregoing, it is our opinion that the Shares have been duly authorized and, when delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

               We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus portion of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,

                                            /s/ Dechert Price & Rhoads